Exhibit 23.1
                                                                    ------------

             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 333-93773 of Potash Corporation of Saskatchewan Inc. of our reports dated February 6, 2004 appearing in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
Registered Chartered Accountants

Saskatoon, Saskatchewan, Canada
August 16, 2004